EXHIBIT 23.3





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference of our report dated March 1, 2001, on our audits of the consolidated balance sheets of Equilon Enterprises LLC as of December 31, 2000 and 1999, and the related statements of consolidated income, owners' equity and cash flows for each of the years in the three-year period ended December 31,2000, included in the Annual Report on Form 10-K of Texaco Inc. for the year ended December 31, 2000, into the following previously filed Registration Statements:

                1.  Form S-3              File Number 33-31148
                2.  Form S-8              File Number 2-67125
                3.  Form S-8              File Number 2-76755
                4.  Form S-8              File Number 2-90255
                5.  Form S-8              File Number 33-34043
                6.  Form S-3              File Number 33-50553 and 33-50553-01
                7.  Form S-8              File Number 333-11019
                8.  Form S-3              File Number 333-82893 and 333-82893-01
                9.  Form S-8              File Number 333-73329







PricewaterhouseCoopers LLP                          Arthur Andersen LLP
Houston, Texas                                      Houston, Texas
March 22, 2001                                      March 22, 2001